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                                                                  EXHIBIT 10.15



                    INTELLECTUAL PROPERTY TRANSFER AGREEMENT


         This INTELLECTUAL PROPERTY TRANSFER AGREEMENT (the "Agreement") is made as of the 7th (seventh) day of January 1998, (the "Execution Date") by and between LASERTECHNICS, INC. (hereinafter "LASX"), a corporation organized under the laws of Delaware, having its principal place of business at 3208 Commander Drive, Carrollton, Texas 75006, and XL Vision, Inc. (hereinafter "XLV"), a corporation organized under the laws of Delaware, having its principal place of business at 10305 102nd Terrace, Sebastian, Florida 32958.

         WHEREAS, LASX and XLV, for and in consideration of the mutual promises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, enter into this Agreement.


1.               GENERAL DEFINITIONS

         Terms in this Agreement (other than the headings) that are capitalized have the meanings established for such terms in the succeeding Paragraphs of this Section 1.

         a. EXECUTION DATE. The term Execution Date is the date first above written.

         b. EFFECTIVE DATE. The term Effective Date is the date of LASX shareholder approval in accordance with Section 9(p) of this Agreement.

         c. INTELLECTUAL PROPERTY. The term Intellectual Property shall mean and include the following interests and rights: (a) all patents and patent rights including, without limitation, all utility models, applications, continuations, divisions, provisionals, continuations-in-part, reissues, and any reexamined patents; (b) all patentable subject matter including, without limitation, any and all inventions, information, proprietary processes and formulae, designs, schematics, parts list, manufacturing diagrams, devices, source code, object code, algorithms, architecture, structure, display screens, layouts, processes, development tools, and the like that may contain subject matter that is eligible to be protected through patent protection, whether or not fixed in a tangible medium and whether or not reduced to practice;
                 (c) all Trademarks; (d) all copyrights and copyright applications including, without limitation, all original works of authorship fixed in a tangible medium, whether registered or unregistered; (e) all trade secrets; (f) all know-how; (g) all confidential information including, without limitation, all data, information, compilations, disclosures, documentation, source code commentary and media constituting, describing or relating to the above, and the like; and (h) all other world-wide





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                 intellectual property rights, whether currently vested,
                 perfected, registered, or available only through the common law.

         d. TRADEMARKS. The term Trademarks means all rights in registered, unregistered, intent-to-use, and/or common law trademarks, service marks, trade names, icons, logos, slogans, trade dress, and any other indicia of source or sponsorship of goods and services, including all associated and appurtenant goodwill throughout the world.

         e. SPOT/MAG AGREEMENT. XLV and Spot/Mag, Inc., a corporation organized under the laws of Taiwan having its principal place of business at [___________________________], are currently negotiating a license agreement to be entered into between XLV and Spot/Mag under which Spot/Mag will receive certain Intellectual Property rights for digital still camera and dithering technology in exchange for an obligation to pay royalties and other remuneration to XLV. The term Spot/Mag Agreement shall refer to the above license agreement.

         f. PRODUCTS. The term Products shall mean and include the systems specified in Exhibit C developed and commercialized based on the XLV Technology as defined herein.

         g. SHARES. The term Shares shall mean shares of the Common Stock, One Cent ($.01) par value, of LASX, as in effect immediately following the one-for-twenty reverse stock split contemplated by Sections 9(p) and 9(q) of this Agreement.


2.               ASSIGNMENT OF XLV TECHNOLOGY AND XLV LICENSE OPTION

         a.               ASSIGNMENT OPTION

                 i.               On April 1, 1999, or upon such date LASX
                          accelerates technology enhancement funding in accordance with Section 5(b)(viii) of this Agreement and LASX pays to XLV all sums required under Section 5 of this Agreement, whichever date occurs first, and extending for a period of ninety (90) days thereafter, provided LASX has exercised the Exclusive License Option (as hereinafter defined), LASX shall have the right to receive an assignment of the XLV Technology (as hereinafter defined) from XLV, such right to be exercised at LASX's option (the "Assignment Option"). LASX may exercise the Assignment Option by providing XLV with written notice of LASX's desire to exercise the Assignment Option within the time frame specified above.





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         b.               EXERCISE OF ASSIGNMENT OPTION

         Upon LASX exercising LASX's Assignment Option in accordance with the
         Section 2(a)(i) of this Agreement, XLV agrees to the following:

                 i.               XLV hereby agrees to assign, grant, convey,
                          and transfer all world-wide rights, title, and interest in all of its Intellectual Property relating or associated in any way to the document reader and digital camera technology specified in Exhibit A and the dithering technology described in Exhibit B (hereinafter "the XLV Technology"), including all associated goodwill and world-wide rights to sue, recover damages, and seek injunctive relief for past infringement or misappropriation, to LASX, its successors, assigns and legal representatives.

                 ii.              XLV hereby agrees to execute all documents
                          necessary to perfect and record LASX's interest in the XLV Technology.

                 iii.             XLV hereby agrees to cooperate fully with
                          LASX in the acquisition, prosecution and enforcement of all Intellectual Property rights in the XLV Technology and all improvements to the XLV Technology. Specifically, by way of example and not limitation, XLV agrees to fully review and execute declarations, oaths or any patent applications associated with the XLV Technology, to execute any assignment documents to be recorded in the patent office of the United States or other countries, to aid in the arguments during examination and prosecution of any patent applications covering the XLV Technology, and to cooperate as a consultant and/or witness in any proceedings to enforce patent or other Intellectual Property rights associated with the XLV Technology.

                 iv.              XLV hereby agrees to assign to LASX all
                          improvements to the XLV Technology developed in whole or in part by XLV within ninety (90) days of the assignment of the XLV Technology. XLV agrees not to disclose or market any such improvements to any party other than LASX for ninety (90) days following the assignment of the XLV Technology.

                 v.               XLV hereby agrees that it shall receive no
                          further compensation beyond what is specified in this Agreement for the obligations to cooperate and to assign further rights detailed in this Section.





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         c.               WARRANTIES, REPRESENTATIONS, AND COVENANTS REGARDING
                 THE ASSIGNMENT OF XLV TECHNOLOGY

                 (1) Upon LASX exercising LASX's Assignment Option in accordance with Section 2(a)(i) of this Agreement, XLV makes the following ongoing warranties, representations, and covenants to LASX regarding the assignment of the XLV Technology:

                 i.               XLV represents, warrants and agrees that:
                          (a) it has all requisite legal power and authority to execute and deliver the assignments and to perform its obligations detailed herein; (b) the assignments specified in this Section 2 shall be duly executed and delivered by a duly authorized officer of XLV;
                          (c) the execution and delivery of the assignments specified in this Section 2 and the performance of its obligations hereunder shall be duly authorized by all necessary corporate action of XLV; and (d) that there shall be no outstanding agreements, assignments, or encumbrances inconsistent with any provisions of the assignments specified in this
                          Section 2.

                 ii.              XLV agrees that the assignments, obligations
                          and other terms specified in this Section 2 shall constitute legal, valid and binding obligations and shall be enforceable against XLV in accordance with their terms.

                 iii.             XLV represents and warrants that it owns full
                          right, title, and interest in and to the XLV
                          Technology to be transferred herein, subject only to the Spot/Mag Agreement, free and clear of all liens, claims, charges, or encumbrances, and no person or entity other than XLV has any interest in the XLV Technology, including, without limitation, any license, security interest, royalty interest, contingent interest or otherwise. XLV further represents and warrants to LASX that it has full power to convey all rights in the XLV Technology.

                 iv.              XLV represents that the XLV Technology
                          represents and includes valuable trade secrets owned by XLV and XLV knows of no instance of disclosure or other circumstance that would prevent LASX from asserting and enforcing the ownership rights in the XLV Technology transferred under this Section 2.

                 v.               XLV represents that it knows of no reason why
                          the XLV Technology may not be patented in the United States or other countries.

                 vi.              XLV represents and warrants that neither
                          XLV's present and former employees and consultants, nor any other present or former employer or





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                          contractor of any kind of XLV's present and former
                          employees and consultants, has any rights in or claim to any portion of the XLV Technology.

                 vii.             XLV represents that no other party has any
                          rights in or claims to any portion of the XLV Technology.

                 viii.            XLV represents that it knows of no United
                          States or foreign Intellectual Property rights which would be infringed by the use of the XLV Technology by LASX in the United States or elsewhere.

                 ix.              XLV represents and warrants that it has no
                          obligation to compensate any person or entity for the development, use, sale, or exploitation of the XLV Technology to be transferred herein, and XLV has not granted to any other person or entity any license, option or other rights to develop, use, sell, or exploit in any manner the XLV Technology transferred herein, other than the Spot/Mag Agreement, whether or not requiring the payment of royalties or other consideration.

                 x.               XLV agrees that LASX shall have the sole
                          discretion and right in determining whether to institute, maintain, or settle any suit for infringement(s) or misappropriation of any of the Intellectual Property rights associated with the XLV Technology to be transferred herein with all costs, attorneys fees, and expenses to be paid by LASX.
                          LASX further shall have the sole right to collect and keep any and all damages recovered from such infringement or misappropriation, whether past, present, or future.

                 xi.              XLV agrees to notify LASX in writing of any
                          claims, assertions, allegations, suggestions, and the like that XLV or LASX infringes any right of a third party through the use of the XLV Technology to be transferred to LASX under this Section 2.

                 (2) Upon LASX exercising LASX's Assignment Option in accordance with Section 2(a)(i) of this Agreement, LASX makes the following ongoing warranties, representations, and covenants to XLV regarding the assignment of the XLV Technology:

                 i.               LASX warrants and represents that LASX shall
                          have all requisite legal power and authority to execute and receive the assignments specified in this
                          Section 2 and to perform its obligations hereunder.

                 ii.              LASX agrees that LASX will present to XLV
                          information related to dithered 2D imaging product offerings to other parties acquiring the same dithered 2D imaging products from LASX that XLV has purchased. LASX





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                          agrees to provide sufficient information to allow XLV
                          to evaluate the terms and conditions of such later offerings. XLV shall have the option to acquire dithered 2D imaging products under such later terms and conditions if XLV determines that such later terms and conditions are more advantageous than the terms and conditions offered directly to XLV by LASX. LASX is not obligated to provide the identity of the other parties or any details of the relationship with such parties not relevant to the offerings to XLV. XLV's option shall be limited to the acceptance or rejection of all terms and conditions associated with another party and XLV shall not have the option to accept only some of the terms and conditions and not others.


         d.               ASSIGNMENT FEE

                 i.               Upon LASX exercising LASX's Assignment
                          Option, and in consideration of the above assignment, LASX agrees to pay XLV a technology assignment fee payable in full by delivery of Three Hundred Thousand (300,000) Shares. The Shares paid to XLV under this
                          Section 2(d)(i), shall be delivered to XLV upon the completion of the assignment of the XLV Technology.


3.               LICENSE OF INTELLECTUAL PROPERTY RIGHTS

         a.               LICENSE GRANT

         Upon LASX exercising LASX's Assignment Option in  accordance with
         Section 2, LASX agrees to the following:

                 i.               LASX hereby agrees to grant to XLV, and XLV
                          agrees to accept from LASX an exclusive, fully transferable, worldwide, irrevocable, royalty-free, fully paid-up and perpetual license to make, have made, use, import, sell, and offer to sell, the Intellectual Property rights to the XLV Technology within the field of use specified in Exhibit E attached hereto. XLV shall have and maintain the right to modify and make derivative works of the XLV Technology for improvements solely applicable within the field of use specified in Exhibit E and the right to grant sublicenses to its rights limited to within such field of use. Subject to Section 2(b)(iv), the derivative works of XLV for such improvements shall be the sole and exclusive property of XLV.

                 ii.              For all improvements to the XLV Technology
                          applicable in any manner outside the field of use specified in Exhibit E, XLV agrees to assign





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                          to LASX all improvements to the XLV Technology in
                          accordance with Section 2(b)(i) of this Agreement.


4.               ASSIGNMENT OF SPOT/MAG AGREEMENT

         a.               ASSIGNMENT

         Upon LASX exercising LASX's Assignment Option in accordance with
         Section 2, and provided the Spot/Mag Agreement is executed within three (3) years of the Effective Date, XLV agrees to the following:

                 i.               XLV does hereby agree to sell, assign,
                          transfer and set over to LASX, and LASX hereby agrees to accept from XLV, all right and interest in the Spot/Mag Agreement or in respect thereof, including without limitation chooses in action. LASX agrees to assume the rights and obligations arising after the assignment of the Spot/Mag Agreement, including without limitation the right to receive all royalties and other amounts payable under the Spot/Mag Agreement, the same to be held and enjoyed by LASX for its own use and enjoyment and for the use and enjoyment of its successors, and assigns, to the end of the term or terms of the Spot/Mag Agreement is or may be granted, as fully and entirely as the same would have been held and enjoyed by XLV if the assignment made under this paragraph had not been made.


         b. WARRANTIES, REPRESENTATIONS AND COVENANTS REGARDING THE SPOT/MAG AGREEMENT

                 i.               XLV does hereby warrant and represent that:

                          (1) The Spot/Mag Agreement shall not grant, convey or transfer to Spot/Mag any exclusive Intellectual Property rights;

                          (2) The Spot/Mag Agreement shall not assign, grant, convey or transfer to Spot/Mag any ownership interest in any Intellectual Property rights but shall only license such Intellectual Property rights to Spot/Mag;

                          (3) The Spot/Mag Agreement shall not grant to Spot/Mag the right to assign the Spot/Mag Agreement or to sublicense the rights contained therein; and





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                          (4)     The only consideration for the Spot/Mag
                                  Agreement between XLV and Spot/Mag shall be a running royalty payable to XLV in United States currency.

                 ii.              XLV hereby agrees to present the Spot/Mag
                          Agreement to LASX for LASX's approval prior to XLV entering into the Spot/Mag Agreement with Spot/Mag. XLV agrees and understands that LASX's approval of the Spot/Mag Agreement shall be required prior to XLV entering into the Spot/Mag Agreement. LASX's approval shall not be unreasonably withheld.

                 iii.             XLV represents and warrants that it shall
                          have the right and authority to fully assign the Spot/Mag Agreement to LASX and that it shall take all corporate action necessary to effect such transfer. XLV agrees to notify Spot/Mag of such transfer and to take all necessary steps so that royalty payments due under the Spot/Mag Agreement shall be delivered directly to LASX and that, in addition to all other rights under the Spot/Mag Agreement, any right to reports or right to audit records of such royalties shall inure to the benefit of LASX.

                 iv.              XLV represents and warrants that it shall not
                          grant, convey or transfer any Intellectual Property rights in the XLV Technology to any other party other than LASX in accordance with the terms of this Agreement or to Spot/Mag pursuant to the Spot/Mag Agreement.

                 v.               LASX agrees and understands that XLV has no
                          obligation to enter into the Spot/Mag Agreement.


         c.               ASSIGNMENT FEE

                 i.                In consideration of the assignment of the
                          Spot/Mag Agreement, LASX agrees to pay XLV a license assignment fee payable in full by delivery of Two Hundred Thousand (200,000) Shares under the following conditions:

                          (1) LASX shall deliver to XLV, on the 15th day following the expiration of each quarter, One
                                  (1) Share for each Ten Dollars ($10.00) of royalty received from Spot/Mag under the Spot/Mag Agreement until such time as LASX has delivered Two Hundred Thousand (200,000) Shares.

                          (2) XLV agrees and understands that royalties received by LASX under the Spot/Mag Agreement after the delivery of Two Hundred Thousand (200,000) Shares to XLV in accordance with Section





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                                  4(b)(i)(1) of this Agreement shall be the
                                  sole and exclusive property of LASX.


5.               OPTION PURCHASE AND TECHNOLOGY ENHANCEMENT

         a.               TECHNOLOGY ENHANCEMENT SERVICES

                 i.               XLV agrees to continue to provide personnel
                          services and project management for the enhancement and commercialization of the Products specified in Exhibit C in accordance with the product development schedule as detailed below and shown in Exhibit D attached hereto. Any personnel supplied by XLV shall be deemed to be independent contractors and shall not be deemed to be employees of LASX for any purpose.

                 ii.              XLV and LASX agree that within sixty (60)
                          days of the Effective Date, staffing for the enhancement of the Products of employees and/or independent contractors shall be complete (the "Staffing Date").

                 iii.             XLV agrees to maintain true and accurate
                          records that substantiate expenses relating to the enhancement of the Products ("Expense Reports") including the date incurred and the nature thereof. Expense Reports shall be delivered to LASX at the times specified under Section 5(a)(iv) of this Agreement and at any other time upon the request of LASX.

                 iv.              XLV and LASX agree that upon the first (1st)
                          day of each calendar month after the Execution Date, LASX management and XLV project management personnel shall meet to discuss the development of the Products. XLV shall supply to LASX at such meetings the latest Expense Report and any and all relevant information relating to the enhancement of the Products, including, but not limited to, all current Product specifications and documentation, Product development schedules and marketing studies. Any modifications requested by LASX to the Product development schedule or Product specifications described above must be approved in writing by XLV so as not to materially alter the terms of this Agreement. Such approval shall not be unreasonably withheld.

                 v.               XLV and LASX agree that LASX shall have the
                          right to cease payments under Section 5(b) any time after the Staffing Date, without further liability, in accordance with reasonable business judgment decisions or for failure of the development to meet critical milestone dates as detailed in Exhibit D. Upon the cessation of payments under this Section 5(a)(v) or failure of LASX to make payments under
                          Section 5(b) when due, any License





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                          Option, Exclusive License Option or Assignment Option
                          right not previously exercised by LASX as of the date of payment cessation shall be terminated, and each of LASX's and XLV's obligations and rights under this Agreement, except for liability for pre-termination breaches of this Agreement, shall be terminated following the notice and cure time periods provided for under Section 9(r) of this Agreement including, but not limited to, the obligation of XLV to provide personnel services and project management for the enhancement and commercialization of the Products pursuant to this Section.

                 vi.              LASX shall notify XLV in writing of its
                          decision to cease payments pursuant to Section 5(a)(v) of this Agreement.


      b.               OPTION PURCHASE RIGHTS AND TECHNOLOGY ENHANCEMENT FUNDING

                 In consideration for the option rights to purchase technology and the technology enhancements set forth in this Agreement, and provided that LASX has not terminated this Agreement for any reason prior to the due date of any particular payment pursuant to Section 5(a)(v) of this Agreement, LASX, either directly or through a corporate intermediary, shall pay to XLV the sums specified below:

                 i.               Upon the Execution Date, LASX shall pay to
                          XLV the sum of Five Hundred Thousand Dollars
                          ($500,000.00).

                 ii.              Within thirty (30) days of the Effective
                          Date, LASX shall pay to XLV the sum of One Million Dollars ($1,000,000.00).

                 iii.             On March 15, 1998, LASX shall pay to XLV the
                          sum of Five Hundred Thousand Dollars ($500,000.00).

                 iv.              On July 1, 1998, LASX shall pay to XLV the
                          sum of Five Hundred Thousand Dollars ($500,000.00).

                 v.               On September 1, 1998, LASX shall pay to XLV
                          the sum of One Million Dollars ($1,000,000.00).

                 vi.              On October 1, 1998,  LASX shall pay to XLV
                          the sum of Five Hundred Thousand Dollars
                          ($500,000.00).

                 vii.             On December 1, 1998, LASX shall pay to XLV
                          the sum of Six Hundred Thousand Dollars
                          ($600,000.00).





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                 viii.            LASX may, at LASX's option, accelerate the
                          technology funding schedule detailed in this Section 5(b) and pay the sums indicated prior to the dates specified herein.

                 ix.              All sums paid to XLV by LASX under this
                          Section 5(b) shall be nonrefundable.


         c.               TECHNOLOGY ENHANCEMENT AND TRANSFER OPTION EXERCISE

                 i.               Upon such date that LASX has paid to XLV the
                          sum specified in Section 5(b)(ii), and extending for a period of six (6) months thereafter, LASX shall have the right to receive, at LASX's option, and XLV shall grant to LASX upon LASX exercising such option, a nonexclusive, fully transferable, worldwide, irrevocable, royalty-free perpetual license to make, have made, use, import, sell, and offer to sell, the Intellectual Property rights to the XLV Technology (the "License Option").

                 ii.              LASX may exercise the License Option by
                          notifying XLV in writing of its desire to obtain the above license within the time frame specified in
                          Section 5(c)(i).

                 iii.             Upon the exercising of the License Option by
                          LASX, and in consideration of the above license, LASX shall vest in XLV Two Hundred Thousand (200,000) Shares.

                 iv.              Upon such date LASX has paid to XLV all sums
                          required under Section 5 of this Agreement, and extending for a period of ninety (90) days thereafter, provided LASX has exercised the License Option, LASX shall have the right to receive, at LASX's option, and XLV shall grant to LASX upon LASX exercising such option, an exclusive, fully transferable, worldwide, irrevocable, royalty-free, perpetual license to make, have made, use, import, sell, and offer to sell, in all fields of use except the field of use specified in Exhibit E, the Intellectual Property rights to the XLV Technology (the "Exclusive License Option") subject to those rights, and only those rights, granted to Spot/Mag pursuant to the Spot/Mag Agreement.

                 v.               LASX may exercise the Exclusive License
                          Option by notifying XLV in writing of its desire to obtain the above exclusive license within the time frame specified in Section 5(c)(vi).





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                 vi.              Upon the exercising of the Exclusive License
                          Option by LASX, and in consideration of the above exclusive license, LASX shall vest in XLV Three Hundred Thousand (300,000) Shares.

                 vii.             Any shares vested in XLV under this Section
                          5(c) of this Agreement shall be delivered to XLV within forty-five (45) days of vesting.


         d.               OWNERSHIP OF TECHNOLOGY

                 i.               All technology and any Intellectual Property
                          rights associated therewith conceived or developed by XLV or LASX in performance of the work or obligations contemplated under this Agreement relating in whole or in part to the enhancement and commercialization of the Products ("Product Technology"), including but not limited to the Products, or the process of manufacture thereof, shall be owned solely and exclusively by XLV subject to the License Option, the Exclusive License Option, and the Assignment Option.

                 ii.              XLV shall execute and deliver any documents
                          reasonably requested by LASX to transfer such Product Technology to LASX under the License Option, the Exclusive License Option, or the Assignment Option in accordance with their respective terms as described herein.

                 iii.             Provided LASX exercises the Assignment
                          Option, LASX shall control the filing of applications for patents, trademarks, copyrights and other Intellectual Property rights for such Product Technology whether or not it shall be deemed to have been jointly or solely developed and whether or not one party is believed to have contributed more to the development than the other.

                 iv.              Provided LASX exercises the Assignment
                          Option, XLV agrees to cooperate fully in the acquisition, prosecution and enforcement of all Intellectual Property rights relating in whole or in part to the Product Technology. Specifically, by way of example and not limitation, XLV agrees to fully review and execute any patent applications associated with the Product Technology, to execute any declarations, oaths or assignment documents to be recorded in the patent office of the United States or other countries, to aid in the arguments during examination and prosecution of any patent applications covering the Product Technology, and to cooperate as a consultant and/or witness in any proceedings to enforce patent or other intellectual property rights associated with the Product Technology.





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
         e. WARRANTIES, REPRESENTATIONS AND COVENANTS REGARDING PRODUCT ENHANCEMENT AND SERVICES

                 i.               XLV warrants and represents that XLV
                          consulting and management personnel will use all reasonable efforts to develop and market the Products.

                 ii.              XLV warrants and represents that, provided
                          LASX has exercised the Assignment Option, XLV shall not disclose to any third party any proprietary, confidential, technical and/or business information, know-how, data, operating practices, developments or inventions relating to the enhancement and commercialization of the Products.

                 iii.             Provided LASX has exercised the License
                          Option or the Exclusive License Option, XLV shall indemnify and hold LASX harmless against any and all claims by third parties that may be brought or instituted against LASX prior to July 1, 2004, that any use of the XLV Technology contemplated under this Agreement infringes upon any Intellectual Property rights of any third party. LASX shall give XLV prompt notice of any claim and shall offer XLV the opportunity to control the defense of such claim; provided, however, LASX shall have the opportunity to control the defense of such claim if: (i) XLV fails to defend a claim that XLV is not obligated to indemnify LASX against such claim; (ii) the claiming third party seeks non-monetary damages against LASX; or (iii) LASX obtains a legal opinion that LASX has defenses different from or additional to defenses available to XLV. XLV shall have the right to: (1) obtain for LASX a perpetual, royalty-free license to use, improve, and commercialize the XLV Technology; or (2) refund to LASX all payments in cash or stock made to XLV under this Agreement and to terminate this Agreement. XLV shall not be obligated to indemnify LASX against claims of infringement to the extent such claim is based upon LASX modifications to the XLV Technology or upon LASX using the XLV Technology with any other hardware or software. All obligations of XLV to indemnify LASX under this
                          Section 5(e)(iii) shall be limited to the total value of money received by XLV from LASX under this Agreement. XLV agrees to cooperate fully and use its best efforts to assist LASX in the defense of any such claim brought or instituted against LASX and shall provide to LASX assistance and information as may reasonably be required to fully defend against such claim including, but not limited to, providing access to fact and expert witnesses and producing requested documents . XLV agrees that XLV shall not take any action or any position adverse to the interest of LASX in the defense of such claim.

                 iv.              XLV agrees that upon the successful
                          completion of a demonstration unit of the Products, provided LASX has exercised the License Option,

                          LASX shall have the right, at LASX's expense and on behalf of XLV, to seek the prosecution and acquisition of all Intellectual Property rights related to the enhancement of the Products. XLV agrees to cooperate fully with LASX in the prosecution and acquisition of such Intellectual Property rights.

                 v.               XLV and LASX understand and agree that the
                          parties' joint agreement to cooperate in the enhancement of the Products is not an agreement of partnership and none is intended hereby. In no event is one party the agent for the other for any purpose other than as specifically required by this Agreement.

                 vi.              Provided LASX has exercised the Exclusive
                          License Option, LASX agrees that LASX will present to XLV information related to dithered 2D imaging product offerings to other parties acquiring the same dithered 2D imaging products from LASX that XLV has purchased. LASX agrees to provide sufficient information to allow XLV to evaluate the terms and conditions of such later offerings. XLV shall have the option to acquire dithered 2D imaging products under such later terms and conditions if XLV determines that such later terms and conditions are more advantageous than the terms and conditions offered directly to XLV by LASX. LASX is not obligated to provide the identity of the other parties or any details of the relationship with such parties not relevant to the offerings to XLV. XLV's option shall be limited to the acceptance or rejection of all terms and conditions associated with another party and XLV shall not have the option to accept only some of the terms and conditions and not others.


6.               LOCK-UP AGREEMENT

         a. XLV hereby irrevocably agrees that it will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of any Shares issued pursuant to the License Option, Exclusive License Option or the Assignment Option for a period of one
                 (1) year after the exercise of the applicable option without the prior written consent of LASX; provided, however, that XLV may pledge such Shares as long as the beneficiary of such pledge agrees in writing to be bound by the terms of this lock-up provision.

7.               REGISTRATION RIGHTS

         a. DEMAND REGISTRATION. XLV shall have the right on any two (2) occasions between the second and fourth anniversary of the Effective Date to make a written request of LASX for registration with the Securities and Exchange Commission ("SEC") (a "Demand Registration"), under and in accordance with the provisions of the Securities Act, for the offer and sale by XLV of the Shares issued pursuant to this Agreement (the "Registrable Securities"). Upon receipt of the written request by XLV of a Demand Registration, LASX shall prepare and file with the SEC, within sixty (60) days following the receipt of such request, a registration statement on Form S-3 (or another appropriate form) (the "Demand Registration Statement") for the offer and sale by XLV of the Registrable Securities and use reasonable efforts to have each such Demand Registration Statement declared effective by the SEC as promptly as reasonably practicable after the filing thereof with the SEC. LASX shall use its reasonable efforts to keep such Demand Registration Statement and the prospectus used in connection therewith effective and in compliance with applicable law for a period of at least twelve (12) months (the "Effectiveness Period"). All expenses incident to LASX's performance or compliance with this Section 7(a) shall be paid by LASX; provided, however, XLV shall be responsible for and shall pay any underwriting, brokerage or selling agent's fees, discounts or commissions, and shall be responsible for and pay all legal fees and expenses of counsel to XLV or counsel to any underwriter or selling agent. In connection with any underwritten offering to which LASX shall have consented, LASX shall provide, or cause to be provided, such representations, warranties, covenants, opinions, "cold comfort" letters, indemnifications, opportunities for due diligence and other matters, and shall take all such other reasonable actions, as are customary in underwritten public offerings of securities. Failure of LASX to cause the Demand Registration Statement to be declared effective within one hundred fifty (150) days of filing shall result in a sum payable to XLV by LASX (the "Registration Penalty"). The Registration Penalty shall be equal to the sum of Fifty Thousand Dollars ($50,000.00) for failing to cause the Demand Registration Statement to be declared effective within one hundred fifty (150) days after filing and an additional Fifty Thousand Dollars ($50,000.00) for each ninety (90) day period thereafter until such time as the Demand Registration Statement is declared effective. Failure of the Demand Registration Statement to be declared effective for reasons that can be demonstrated by LASX to be beyond the control of LASX shall not result in a Registration Penalty.

         b. PIGGYBACK REGISTRATION RIGHTS. If at any time between the second and fourth anniversary of the Effective Date, LASX proposes to file with the SEC a registration statement (a "Piggyback Registration Statement") under the Securities Act with respect to any offering of any Shares, other than (i) a registration statement with respect to any employee stock options or similar securities, securities issued or to be issued pursuant to any employee benefit plan, or any interests in any employee benefit plan, (ii) a registration statement in connection with the consummation of an acquisition or business combination transaction, or (iii) a registration statement filed in connection with an exchange offer or an offering of securities to LASX's existing security holders, LASX shall in each case give written notice (a "Piggyback Registration Notice") of such proposed filing of such Piggyback Registration Statement to XLV as soon as practicable, but in no event less than 20 days before the anticipated filing date, and shall, subject to the provisions of this Section 7(b), use its commercially reasonable efforts to include in such Piggyback Registration Statement the Registrable Securities with respect to which LASX has received from XLV a written request for inclusion therein within 15 days after the Piggyback Registration Notice is given to XLV. Notwithstanding the foregoing, LASX will not be required to include any Registrable Securities in any registration statement if such registration statement is declared effective on or following the fourth anniversary of the Effective Date. In the case of an underwritten registration, if the managing underwriters advise LASX in writing that in their opinion the inclusion in such registration statement of all the Registrable Securities proposed to be included (together with any Shares proposed to be included in such registration statement by other holders of Shares who also have exercised piggyback registration rights with respect to such registration) would interfere with the successful marketing of the securities proposed to be registered, then XLV shall be entitled to include such number of shares as, in the opinion of the managing underwriter, would not so interfere and such shares shall be allocated among XLV and any other holders of Shares who have also had exercised piggyback registration rights with respect to such registration pro rata in proportion to their respective holdings of Shares (or as they may otherwise agree). The delivery of a Piggyback Registration Notice by LASX shall in no way obligate LASX to file a Piggyback Registration Statement under this Section 7(b) and notwithstanding any such filing, LASX may, in its sole discretion, determine not to offer the securities to which the registration statement relates or to otherwise withdraw such registration statement. XLV may not participate in any registration hereunder unless XLV (i) in the case of an underwritten registration, agrees to sell such Registrable Securities on the basis provided in any underwriting arrangements approved by LASX, (ii) provides all such information as is reasonably required to effect such registration and completes and executes all undertakings, questionnaires, powers of attorney, indemnities, underwriting agreements (in the case of an underwritten registration) and other documents reasonably required under the terms of such underwriting arrangements (in the case of an underwritten registration) or applicable laws, and (iii) in the case of an underwritten registration, complies with all other reasonable requests of the managing underwriter (including but not limited to requests for the delivery of customary legal opinions by counsel to XLV) and complies with all other reasonable requests related to such registration.

                 i.               If the registration statement filed by LASX
                          in which the Registrable Securities are permitted to be included pursuant to this Section 7(b) provides for the offering of Shares on a delayed or continuous basis (a "Shelf Registration Statement" and, together with a Demand Registration Statement and a Piggyback Registration Statement, a "Registration Statement"), then any Registrable Securities included in such Shelf Registration Statement likewise, subject to the provisions of this Agreement, will be permitted to be offered on such delayed or continuous basis between the second and fourth anniversary of the Effective Date.


         c. Notwithstanding anything to the contrary in Sections 7(a) and 7(b), LASX may, by delivering written notice to XLV, prohibit offers and sales of Registrable Securities pursuant to either the Demand Registration Statement or the Shelf Registration Statement at any time if (A)(i) LASX is in the possession of material non-public information relating to LASX, (ii) LASX determines that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information to the public and (iii) LASX determines in good faith that public disclosure of such material non-public information would not be in the best interests of LASX and its stockholders or (B)(i) LASX has made a public announcement relating to an acquisition or business combination transaction including LASX and/or one or more of its subsidiaries that are material to LASX and its subsidiaries taken as a whole and (ii) LASX determines in good faith that (x) offers and sales of Registrable Securities pursuant to either the Demand Registration Statement or the Shelf Registration Statement prior to the consummation of such transaction (or such earlier date as LASX shall determine) is not in the best interests of LASX and its stockholders or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in such registration statement; provided, however, that upon
                 (i) the public disclosure by LASX of the material non-public information described in clause (A) of this paragraph or (ii) the consummation, abandonment or termination of, or the availability of the required financial statements with respect to, a transaction described in clause (B) of this paragraph, the suspension of the use of such registration statement pursuant to this Section 7(b) shall cease and LASX shall promptly notify XLV that dispositions of Registrable Securities may be resumed. Suspension of offers and sales of Registerable Securities pursuant to this Section 7(c) shall not occur more than once in any twelve (12) months period, and such suspension shall not exceed ninety (90) days at any one time unless agreed to by LASX and XLV in advance, such agreement not to be unreasonably withheld when further suspension would provide some benefit to shareholders.

         d. LASX may require XLV to furnish to LASX such information regarding the distribution of Registrable Securities as is required by law to be disclosed in the

                 Registration Statement, and LASX may delay the filing of the Registration Statement (or in the case of a Piggyback Registration Statement, exclude such Registrable Securities) if XLV fails to furnish such information within a reasonable time after receiving such request. XLV agrees to notify LASX as promptly as practicable of any inaccuracy or change in information previously furnished by XLV to LASX or of the occurrence of any event as a result of which the prospectus included in the Registration Statement contains or would contain an untrue statement of a material fact regarding XLV or XLV's intended method of distribution of Registrable Securities, or omits to state any material fact regarding XLV or XLV's intended method of distribution of Registrable Securities, necessary to make the statements therein, in light of the circumstances then existing, not misleading and promptly furnish to LASX any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to XLV or the distribution of the Registrable Securities, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

         e. LASX will indemnify and hold harmless XLV from and against any and all loss, damage, liability, cost and expense to which XLV may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that LASX will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission provided by XLV.

         f. XLV will indemnify and hold harmless LASX, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls LASX from and against any and all loss, damage, liability, cost and expense to which any such person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are arising out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was provided by XLV.

8.               BOARD REPRESENTATION

         a. So long as XLV and permitted assigns own in the aggregate at least Four Hundred Thousand (400,000) Shares delivered pursuant to this Agreement, LASX warrants and represents that LASX will use its reasonable best efforts to cause one (1) person designated by XLV to be nominated to serve as a member of the board of directors of LASX.


9.               GENERAL PROVISIONS

         a.               GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS.

                 i.               LASX warrants and represents that: (a)  this
                          Agreement has been duly executed and received by a duly authorized officer of LASX; and (b) subject to
                          Section 9(p) hereof, the performance of its obligations hereunder, other than the issuance of the Shares shall be, and, subject to shareholder approval as provided in Section 9(p), the issuance of the Shares as provided herein will be, duly authorized by all necessary corporate action of LASX.

                 ii.              Each of XLV and LASX represents and warrants
                          that the obligations and other terms specified in this Agreement shall constitute legal, valid and binding obligations and shall be enforceable against it in accordance with their terms.

                 iii.             XLV warrants and represents that this
                          Agreement has been duly executed and received by a duly authorized officer of XLV and has been duly authorized by all necessary corporate action of XLV.

                 iv.              LASX warrants and represents that upon
                          delivery of the Shares pursuant to the terms of this Agreement, such Shares will be duly authorized, validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive rights of any stockholder. The Shares to be issued to XLV pursuant to this Agreement will be issued free and clear of any lien, option or preemptive or other right or claim.

                 v.               LASX warrants and represents that LASX has
                          made available to XLV a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by LASX with the SEC since December 31, 1996 and prior to or on the date of this Agreement (the "SEC Documents"), which are all the documents (other than preliminary material) that LASX was required to file with the SEC between December 31, 1996 and the date of this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date filed. The financial statements of LASX included in the SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of LASX and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of LASX and its consolidated subsidiaries for the periods presented therein.

                 vi.              LASX represents that except as set forth in
                          the SEC Documents, as of the date hereof, there are no liabilities of LASX of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a material adverse effect on the financial condition or results of operations of LASX, other than: (i) liabilities provided for on the balance sheet of LASX dated as of September 30, 1997 (including the notes thereto) contained in LASX's Quarterly Report on Form 10-Q for the period ended September 30, 1997; (ii) additional borrowings of $2,991,000 under a Note Purchase Agreement among LASX and Wolfensohn Associates II L.P.; (iii) the acceleration of all payments due under a $2,100,000 Secured Promissory Note, dated December 26, 1996, to the benefit of Xerox Corporation; (iv) liabilities incurred in the ordinary course of business subsequent to September 30, 1997; and (v) liabilities under this Agreement.

         b.               NOTICES.

                 i.               All payments, correspondence,  notices, and
                          legal process delivered or deliverable pursuant to this Agreement shall be in writing and deemed delivered: (i) upon personal or telecopy (with receipt confirmed) delivery; (ii) three (3) days after being sent by reliable overnight delivery; or
                          (iii) ten (10) days after being sent by certified mail, postage prepaid, return receipt requested, to the addresses set forth below:

                          If to XLV:    Bill Haskell
                                        President and COO
                                        XL Vision, Inc.
                                        10305 102nd Terrace
                                        Sebastian, Florida 32958

                          If to LASX:   Harry S. Budow
                                        President and COO
                                        LASERTECHNICS, INC.
                                        Sandia Imaging Systems
                                        3208 Commander Drive
                                        Carrollton, Texas 75006


                 ii.              Either party hereto may change the address to
                          which notice is to be sent via written notice to the other party in accordance with the provisions of this section.


         c. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto concerning the subject matter hereof, and supersedes and replaces all prior negotiations and agreements, if any, both written and oral.

         d. AUTHORITY. The individuals executing this Agreement for and on behalf of XLV and LASX represent that they are fully authorized and empowered to do so for and on behalf of their respective principals.

         e. SUCCESSORS AND ASSIGNS. This Agreement is intended to benefit and shall be binding on XLV and LASX and their respective successors and permitted assigns.

         f. AMENDMENTS. No modification, amendment, waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon either of the parties unless confirmed by a written instrument signed by both parties.

         g. NO WAIVER. No waiver by either party of any term or provision of this Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

         h. SEVERABILITY. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

         i. CONFIDENTIALITY. XLV and LASX agree to maintain all terms and conditions of this Agreement in strictest confidence, except as otherwise required by law, including the public disclosure requirements of LASX under federal securities law and applicable exchange or Nasdaq rules and listing agreements. The parties agree that, except as required by law, including the public disclosure requirements of LASX under federal securities law and applicable exchange or Nasdaq rules and listing agreements, neither LASX nor XLV shall issue any publicly available reports, statements or releases pertaining to this Agreement without the prior consent of the other party, which consent shall not unreasonably be withheld or delayed.

         j. CUMULATIVE RIGHTS AND REMEDIES. Except as otherwise provided in this Agreement, all rights and remedies herein or otherwise shall be cumulative, and none of them shall limit any other rights or remedies.

         k.               CHOICE OF LAW.   The validity, performance, and all
                 matters relating to the effect of this Agreement and any amendments hereto shall be governed by the laws of the State of Texas without regard to choice of law provisions, statutes, regulations or principles of this or any other jurisdiction.

         l. NON-AGENCY RELATIONSHIP. It is understood and agreed that no agency relationship is involved or created with respect to this Agreement.

         m. SURVIVAL. All representations, warranties and covenants contained in this Agreement shall continue in full force and effect and shall survive notwithstanding the full payment of all amounts due hereunder or the termination of this Agreement in any matter whatsoever.

         n. HEADINGS. The headings contained herein are for the convenience of the parties only and shall not be interpreted to limit or affect in any way the meaning of the language contained in this Agreement.

         o. LIMITATIONS ON LIABILITY. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL XLV OR LASX, ANY OF ITS OR THEIR AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF XLV OR LASX OR ANY OF THEIR RESPECTIVE AFFILIATES, EVEN IF XLV OR LASX OR SUCH AFFILIATE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR PUNITIVE DAMAGES, LOSS OF ANTICIPATED PROFITS, SAVINGS OR BUSINESS, LOSS OF COMMERCIAL REPUTATION OR OTHER ECONOMIC LOSS, OR FOR DAMAGES THAT COULD HAVE BEEN AVOIDED, USING REASONABLE DILIGENCE BY XLV OR LASX OR SUCH AFFILIATE.

         p. SHAREHOLDERS MEETING(S) AND CHARTER AMENDMENTS REQUIREMENTS. Except for LASX's obligation as specified in
                 Section 5(b)(i) of this Agreement, the rights and obligations under this Agreement are expressly contingent upon the approval by the stockholders of LASX at a meeting duly called and held of (i) an amendment to the Charter of LASX to effect a one-for-twenty reverse stock split of the issued and outstanding shares of Common Stock, as described in the preliminary proxy statement filed by LASX with the Securities and Exchange Commission in January 1998 (the "Reverse Stock Split"), and (ii) the issuance of the Shares to XLV in accordance with the terms of this Agreement potentially greater than 20% (twenty per cent) of LASX then outstanding.

         q. PROPOSED REVERSE STOCK SPLIT. The parties acknowledge that all references herein to the Shares of LASX refer to the voting common stock, par value $.01 per share, of LASX, after giving effect to the proposed Reverse Stock Split.

         r.               DEFAULTS AND REMEDIES.

                 i. LASX and XLV agree and understand that the occurrence or existence of any one or more of the following events will constitute a default by LASX:

                          (1) Material breach by LASX of any material representation or warranty; or

                          (2) Material breach by LASX of any material covenant after a thirty (30) day notice and grace period to cure such breach.

                 ii. LASX and XLV agree and understand that the occurrence or existence of any one or more of the following events will constitute a default by XLV:





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                          (1)     Material breach by XLV of any material
                                  representation or warranty; or

                          (2) Material breach by XLV of any material covenant after a thirty (30) day notice and grace period to cure such breach.

                 iii. LASX and XLV agree that in the event of Default by LASX, XLV shall have the following remedies:

                          (1) XLV may terminate the Agreement in addition to remedies at law or equity subject to any License Option or Exclusive License Option exercised and continuing in effect. Any License Option, Exclusive License Option, or Assignment Option not previously exercised shall terminate; and

                          (2) XLV may terminate this Agreement if Effective Date does not occur by January 1, 1999.

                 iv. LASX and XLV agree that in the event of Default by XLV, LASX shall have the following remedies:

                          (1) LASX may terminate the Agreement and cease payments pursuant to Section 5(a)(v) in addition to remedies at law or equity.


         s. DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by the following techniques in the order provided:

                 i. Face-to-face good faith negotiations between Chief Operating Officers of XLV and LASX;

                 ii.      Mediation; and

                 iii. Binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.





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         IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written:

LASERTECHNICS, INC.                   XL VISION, INC.
("LASX")                              ("XLV")



By: /s/                               By: /s/
   ----------------------------          ------------------------------------


Title: President                      Title: President
      -------------------------             ---------------------------------





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